UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2022

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On December 21, 2022, ORIC Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Pfizer Inc. (NYSE: PFE) pursuant to which the Company has agreed to sell, and Pfizer Inc. has agreed to purchase, 5,376,344 shares of the Company’s common stock, $0.0001 par value per share, (the “Shares”) at a price of $4.65 per share, for gross proceeds of approximately $25.0 million (the “Transaction”). The Shares were offered in a registered direct offering conducted without an underwriter or placement agent and pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-255833) (the “Registration Statement”), and a prospectus supplement relating to the offer and sale of the Shares was filed with the Securities Exchange Commission (the “SEC”). The Transaction is expected to close on or about December 23, 2022, subject to customary closing conditions. A copy of the press release announcing the Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The Company currently intends to use the net proceeds from the Transaction to fund ongoing and planned clinical trials, including studies of ORIC-533, ORIC-114 and ORIC-944, and for working capital and general corporate purposes.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the legality of the issuance and sale of the Shares offered in the Transaction is attached as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s expectations regarding the timing and completion of the Transaction. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the Transaction on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the Transaction. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Exhibits.

(d) Exhibits

The information contained in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1	Press Release dated December 21, 2022.

99.2	Securities Purchase Agreement.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: December 21, 2022	By:	/s/ Dominic Piscitelli
Dominic Piscitelli
Chief Financial Officer